Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 23, 1998, relating to the financial statements of Bruckner Supply Company, Inc. for the year ended December 31, 1997 which appear in Form S-1 of WESCO International, Inc. filed May 11, 1999.

/s/  Anchin, Block & Anchin LLP

New York, New York
November 9, 1999